EXHIBIT 32.1

CERTIFICATION OF
CHIEF EXECUTIVE OFFICER OF
ALTERNATIVE ASSET MANAGEMENT ACQUISITION CORP.

        This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and accompanies the quarterly report on Form 10-Q (the “Form 10-Q”) for the quarter ended June 30, 2008, of Alternative Asset Management Acquisition Corp. (the “Issuer”).

I, Mark D. Klein, the Principal Executive Officer of the Issuer, certify that to the best of my knowledge:

        (i) the Form 10-Q fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

        (ii) the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

Dated: August 12, 2008	/s/ Mark D. Klein
Mark D. Klein Chief Executive Officer (Principal Executive Officer)